Exhibit 99.1
THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Board of Directors
The Healthfield Group, Inc.:
We have audited the accompanying consolidated balance sheets of The Healthfield Group, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in note 2 to the accompanying consolidated financial statements, on February 28, 2006, the Company completed a merger with Gentiva Health Services, Inc. (Gentiva), at which point the Company became a wholly owned subsidiary of Gentiva, a Securities and Exchange Commission registrant.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Healthfield Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.
/s/  KPMG LLP

Atlanta, Georgia
May 15, 2006

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2005 and 2004

	2005	2004
	(In thousands, except share data)
Assets

Current assets:
Cash	$14,460	3,568
Accounts receivable, net of allowance for uncollectible accounts of $3,240 and $2,012 in 2005 and 2004, respectively	48,489	38,560
Due from related parties	32	198
Notes receivable from officers	1,889	—
Other accounts receivable	336	474
Inventories	1,289	1,110
Prepaid expenses	1,161	436
Deferred tax assets	4,993	2,771

Total current assets	72,649	47,117

Property and equipment, net	16,616	12,215
Goodwill	93,772	54,141
Other intangible assets, net	108,187	49,990
Deferred expenses, net of accumulated amortization of $631 and $395 in 2005 and 2004, respectively	999	1,831
Deposits	566	361

Total assets	$292,789	165,655

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,160	6,899
Accrued expenses	26,609	10,836
Due to third-party payors	1,729	2,887
Deferred revenue	12,762	8,163
Current portion of long-term debt	182,242	9,087
Current portion of capitalized lease obligations	615	—

Total current liabilities	230,117	37,872

Long-term debt, less current portion	—	90,090
Capitalized lease obligations, less current portion	1,002	—
Deferred income taxes	26,152	3,219
Due to third-party payors	—	1,737

Total liabilities	257,271	132,918

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value. Authorized 7,000,000 shares; issued and outstanding 5,543,321 shares at December 31, 2005 and 2004	3,601	3,601
Common stock, $0.001 par value. Authorized 7,000,000 shares; issued and outstanding 142,334 shares at December 31, 2005 and no shares issued and outstanding at December 31, 2004	1	—
Treasury stock, at cost; 36,715 shares at December 31, 2005 and no shares at December 31, 2004	(979)	—
Additional paid-in capital	9,759	13,373
Retained earnings	23,136	15,763

Total stockholders’ equity	35,518	32,737

Commitments and contingencies

Total liabilities and stockholders’ equity	$292,789	165,655

See accompanying notes to consolidated financial statements.

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Years ended December 31, 2005, 2004, and 2003

	2005	2004	2003
	(In thousands)
Net revenue	$269,007	156,169	91,191

Operating expenses:
Direct nursing services	112,378	61,119	31,565
Supplies and equipment	21,868	15,060	10,269
Nursing support services	68,425	43,411	25,517
General and administrative expenses	21,479	12,395	9,598
Provision for uncollectible accounts	2,396	1,145	857
Depreciation and amortization	6,216	4,284	2,740

Total operating expenses	232,762	137,414	80,546

Income from operations	36,245	18,755	10,645
Other income (expense):
Interest expense	(15,265)	(7,288)	(2,101)
Legal settlement (2005 only) and fees associated with legal and other assistance not in the ordinary course of business	(6,156)	(1,434)	(2,941)
(Loss) gain on debt extinguishments and restructurings	(3,285)	(2,675)	650
Other, net	296	115	316

Income before income taxes	11,835	7,473	6,569

Income tax expense	4,462	2,864	3,307

Net income	$7,373	4,609	3,262

See accompanying notes to consolidated financial statements.

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders’ Equity
Years ended December 31, 2005, 2004, and 2003

	Series A			Series A			Additional
	preferred	Common	Treasury	preferred	Common	Treasury	paid-in	Retained
	shares	shares	shares	stock	stock	stock	capital	earnings	Total
	(In thousands, except share data)
Balances at December 31, 2002	4,772,820	—	—	$3,600	—	—	439	7,892	11,931
Issuance of warrants to purchase 143,414 shares of Series A preferred stock	—	—	—	—	—	—	892	—	892
Net income	—	—	—	—	—	—	—	3,262	3,262

Balances at December 31, 2003	4,772,820	—	—	3,600	—	—	1,331	11,154	16,085
Issuance of Series A preferred stock pursuant to acquisition	649,000	—	—	1	—	—	9,304	—	9,305
Exchange of 35,359 shares of preferred stock for warrants to purchase 35,359 shares of preferred stock	(35,359)	—	—	—	—	—	—	—	—
Issuance of warrants to purchase 195,330 shares of Series A preferred stock	—	—	—	—	—	—	1,668	—	1,668
Issuance of Series A preferred stock	156,860	—	—	—	—	—	1,070	—	1,070
Net income	—	—	—	—	—	—	—	4,609	4,609

Balances at December 31, 2004	5,543,321	—	—	3,601	—	—	13,373	15,763	32,737
Treasury stock acquired	—	—	36,715	—	—	(979)	—	—	(979)
Repurchase of warrants to purchase 222,590 shares of Series A preferred stock	—	—	—	—	—	—	(5,909)	—	(5,909)
Stock options exercised	—	142,334	—	—	1	—	—	—	1
Income tax benefits associated with the exercise of nonqualified stock options	—	—	—	—	—	—	2,295	—	2,295
Net income	—	—	—	—	—	—	—	7,373	7,373

Balances at December 31, 2005	5,543,321	142,334	36,715	$3,601	1	(979)	9,759	23,136	35,518

See accompanying notes to consolidated financial statements.

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2005, 2004, and 2003

	2005	2004	2003
	(In thousands)
Cash flows from operating activities:
Net income	$7,373	4,609	3,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,216	4,284	2,740
Provision for doubtful accounts	2,396	1,145	857
Loss (gain) on debt extinguishments and restructurings	3,285	2,675	(650)
Deferred income tax expense	3,096	2,033	2,893
Amortization of borrowing costs	822	775	247
Noncash professional fees associated with refinancing	—	—	337
Loss on disposal of property and equipment	—	26	—
Changes in operating assets and liabilities (net of acquisitions):
Increase in accounts receivable	(2,200)	(9,528)	(3,687)
Decrease (increase) in due from related parties	166	(216)	274
Increase in inventories	(179)	(312)	(174)
Increase in other operating assets	(290)	(36)	(56)
(Decrease) increase in deferred revenue	(312)	1,639	(473)
Decrease in amounts due to third-party payors	(3,025)	(2,422)	(1,368)
Increase in accounts payable and accrued expenses	10,094	3,915	355

Net cash provided by operating activities	27,442	8,587	4,557

Cash flows from investing activities:
Purchase of businesses, net of cash acquired	(78,566)	(63,204)	(18,583)
Proceeds from sale of property and equipment	—	66	—
Capital expenditures	(6,179)	(3,182)	(2,752)

Net cash used in investing activities	(84,745)	(66,320)	(21,335)

Cash flows from financing activities:
Proceeds from issuance of stock	—	1,070	—
Purchase of treasury stock	(979)	—	—
Repurchase of warrants	(5,909)	—	—
Proceeds from issuance of debt	264,123	208,597	96,238
Principal payments on debt	(187,222)	(146,838)	(78,177)
Payment of financing costs	(1,818)	(3,111)	(1,821)

Net cash provided by financing activities	68,195	59,718	16,240

Net increase (decrease) in cash	10,892	1,985	(538)

Cash at beginning of year	3,568	1,583	2,121

Cash at end of year	$14,460	3,568	1,583

Supplemental disclosure of cash flow information:
Interest paid	$13,904	6,462	1,666
Income taxes paid	1,270	394	—

Supplemental disclosure of noncash investing and financing activities:
Property and equipment acquired under capital leases	$1,448	—	—
Issuance of detachable stock warrants related to financing	—	1,668	892
See accompanying notes to consolidated financial statements.

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(1)	Summary of Significant Accounting Policies
(a)	Description of Business and Principles of Consolidation

The Healthfield Group, Inc. (Healthfield) is a Delaware corporation formed in December 2004 and is the parent company to The Healthfield Operating Group, Inc., which was formerly known as Four Seasons Healthcare, Inc. (Four Seasons). Through its operating subsidiaries, Healthfield provides a variety of home healthcare-related services to patients throughout the southeastern United States and Michigan. Such services include intermittent nursing care; physical, occupational, and speech therapy; pharmacy and intravenous services; rental and sale of durable medical and respiratory equipment; and hospice services.

The accompanying consolidated financial statements include the results of operations for Healthfield, its wholly owned subsidiaries, and its controlled affiliates (collectively referred to as the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

(b)	Business Combinations

Business combinations have been accounted for using the purchase method of accounting and include the results of operations of the acquired businesses from the date of acquisition. Net assets of the businesses acquired are recorded at their fair value at the date of acquisition. The excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired is included in goodwill.

(c)	Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with original maturities of three months or less to be cash equivalents. As of December 31, 2005 and 2004, there were no cash equivalents.

(d)	Inventories

Inventories, consisting primarily of durable medical equipment, supplies, and pharmaceuticals, are stated at the lower of cost (first-in, first-out method) or replacement market.

(e)	Costs of Borrowing

Debt issuance costs (including fees associated with required amendments to related agreements) and original issue discounts are amortized over the term of the related debt issue, using the straight-line method, which approximates the interest method.

(f)	Property and Equipment

Property and equipment are stated at cost. Provisions for depreciation are computed using the straight-line method based on the estimated useful lives of the assets, which range from 3 to 39 years. Property and equipment held under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(g)	Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. Under the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142.

Other intangible assets represent identifiable intangible assets purchased by the Company in connection with business combinations. Amounts allocated to definite-life intangible assets are amortized on a straight-line basis over their estimated useful lives, ranging from three to five years. Indefinite-life intangible assets are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of SFAS No. 142.

(h)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires that management make estimates and assumptions affecting the reported amounts of assets, liabilities, revenue and expenses, as well as disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

In particular, laws and regulations governing the Medicare and Medicaid programs are extremely complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates related to these programs will change by a material amount in the near term. Such changes could have a positive or negative impact on the Company’s results from operations.

(i)	Revenue Recognition

Revenue is recognized on an accrual basis as services and related products are provided to patients and is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive revenue adjustments due to future audits and reviews. Retroactive adjustments are considered in the recognition of revenue on an estimated basis in the period the related services are rendered, and such amounts are adjusted in future periods as adjustments become known or as years are no longer subject to such audits and reviews.

(j)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to: (i) differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases; and (ii) operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(k)	Stock Option Plan

SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. In addition, SFAS No. 148 provides alternative methods of transition for an entity that voluntarily changes to the fair-value-based method of accounting for stock-based employee compensation and amended the disclosure requirements of SFAS No. 123 to require prominent disclosure about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including Financial Accounting Standards Board (FASB) Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, to account for its stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant dates in accordance with the provisions of SFAS No. 123, the Company’s net income would have been as follows (in thousands):

	2005	2004	2003
Net income, as reported	$7,373	4,609	3,262
Stock-based employee compensation under fair value based method, net of tax	180	162	74

Pro forma net income	$7,193	4,447	3,188

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model (excluding a volatility assumption) with the following weighted average assumptions for the years ended December 31, 2005, 2004, and 2003: expected dividend yield of 0%, risk-free interest rate of 4.46%, 4.52%, and 3.97%, respectively, and an expected life of 10 years.

On December 16, 2004, the FASB issued SFAS No. 123R, Share-Based Payment, which is a revision of SFAS No. 123. SFAS No. 123R supersedes APB Opinion No. 25 and requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. SFAS No. 123R is effective for the Company on January 1, 2006 and requires that the Company record compensation expense for the fair value of any employee stock options issued after that date.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(l)	Impairment of Long-lived Assets

In accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized to the extent the carrying amount of the asset exceeds related fair value.

Goodwill and intangible assets not subject to amortization are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value.

(m)	Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, receivables, accounts payable, accrued expenses, and short-term debt approximated fair value as of December 31, 2005 and 2004, because of the relatively short maturity of these instruments. It was not practicable to estimate the fair value of long-term debt as of December 31, 2005 and 2004, because of the lack of a market for such debt. See Note 8 for information related to the carrying value of long-term debt.

(n)	Reclassifications

Certain 2003 and 2004 amounts have been reclassified to conform to the 2005 presentation.

(o)	Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS No. 154), which replaces APB Opinion No. 20, Accounting Changes, and supersedes FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements — an amendment of APB Opinion No. 28. SFAS No. 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, on the earliest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors occurring after January 1, 2006.

(p)	Recently Adopted Accounting Standards

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (FIN 47), which requires conditional asset retirement obligations to be recognized if a legal obligation exists to perform asset retirement activities and a reasonable estimate of the fair value of the obligation can be made. FIN 47 also provides guidance as to when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company adopted the provisions of FIN 47 on December 31, 2005, and there was no impact from adoption on the Company’s consolidated financial statements.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(2)	Merger Agreement

On January 4, 2006, the Company entered into an Agreement and Plan of Merger with Gentiva Health Services, Inc. (Gentiva), pursuant to which Gentiva would acquire the Company through a merger transaction (Gentiva Merger). The Gentiva Merger was completed on February 28, 2006, at which point the Company became a wholly owned subsidiary of Gentiva. Total merger consideration received by the Company was $454,000,000, consisting of approximately $403,000,000 in cash and 3,194,137 shares of Gentiva common stock valued at $51,000,000 based on the average per share closing price for periods described in the Agreement and Plan of Merger.

(3)	Acquisitions

2003

Effective September 15, 2003, the Company acquired certain assets and liabilities of Total Care Consolidated, Inc. (Total Care), a home healthcare and private duty service provider located primarily in North Carolina and South Carolina. Immediately upon closing the transaction, the Company sold the private duty service business to a third party. The acquisition was made in order to expand the Company’s service area. The net cash purchase price, including transaction costs and after the sale of the private duty business, amounted to $17,008,000 and was funded from a combination of cash on hand, an increase in the Company’s revolving credit facility, and the issuance of Secured Notes. The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based on their respective fair values at the date of acquisition as follows (in thousands):

Accounts receivable, net	$3,065
Other current assets	55
Property and equipment	186
Acquired intangible assets	12,380
Goodwill	4,761

Total assets acquired	20,447

Accrued expenses	(315)
Due to third-party payors	(1,721)
Deferred revenue	(1,403)

Total liabilities assumed	(3,439)

Net assets acquired	$17,008

(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
The values ascribed to acquired intangible assets and their respective future lives are as follows (in thousands):

	Intangible	Useful
	assets	life
Trademarks and trade names	$1,350	Indefinite
Customer relationships	5,050	5 years
Certificate of need authorizations	5,430	Indefinite
Copyrighted proprietary materials	300	Indefinite
Covenant not to compete	250	3 years

Total	$12,380

The Company expects that goodwill and intangible assets resulting from the transaction will be deductible for income tax purposes. Total Care’s operations are included in the consolidated statements of income from the date of acquisition.

During 2004, the Company settled certain assumed liabilities associated with prior Total Care Medicare cost reports at amounts less than originally estimated. The resulting reduction in amounts due to third-party payors, totaling $2,315,000, has been treated as an adjustment of the purchase price and is reflected in the purchase price allocation above.

On October 31, 2003, the Company acquired certain assets and liabilities of Vaughn Home Care Services (Vaughn), a home healthcare provider in Selma, Alabama, for $575,000 in cash. The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based on their respective fair values at the date of acquisition as follows (in thousands):

Accounts receivable, net	$206
Other assets	11
Goodwill	409

Total assets acquired	626

Accrued expenses	(28)
Deferred revenue	(23)

Total liabilities assumed	(51)

Net assets acquired	$575

The Company expects that goodwill resulting from the transaction will be deductible for income tax purposes. Vaughn’s operations are included in the consolidated statements of income from the date of acquisition.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
2004

On July 20, 2004, the Company acquired the stock of Chattahoochee Valley Home Care Services, Inc. f/k/a HFC Holdings, Inc. (Chattahoochee Valley), a home healthcare provider in Georgia and Alabama, for $9,484,000 in assumed notes payable. Prior to acquisition by the Company, Chattahoochee Valley was owned by certain Company shareholders and had a management agreement with the Company (see Note 17). The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based on their respective fair values at the date of acquisition as follows (in thousands):

Cash	$536
Accounts receivable, net	1,258
Deferred income taxes	534
Other current assets	69
Property and equipment	456
Acquired intangible assets	8,106
Goodwill	3,077

Total assets acquired	14,036

Accounts payable and accrued expenses	(651)
Due to third-party payors	(302)
Deferred revenue	(441)
Deferred income taxes	(3,158)

Total liabilities assumed	(4,552)

Net assets acquired	$9,484

The acquired intangible assets are certificate of need authorizations and have an indefinite life. The Company does not expect that goodwill and intangible assets resulting from the transaction will be deductible for income tax purposes. Chattahoochee Valley’s operations are included in the consolidated statements of income from the date of acquisition.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
On July 29, 2004, the Company acquired certain assets and liabilities of Wiregrass Hospice, Inc. (Wiregrass), a home healthcare and hospice service provider in Alabama, Florida, and Georgia, and received voting control of Hospice of the Emerald Coast (Emerald Coast), a not-for-profit membership corporation providing hospice services in Florida. Total purchase price was $76,755,000, consisting of $67,450,000 in cash and 649,000 shares of Series A convertible preferred stock valued at $9,305,000. The transaction was funded through a refinancing of the Company’s term note payable and revolving credit facility described in Note 8. The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based on their respective fair values at the date of acquisition as follows (in thousands):

Accounts receivable, net	$9,378
Other current assets	3,313
Property and equipment	6,192
Other noncurrent assets	50
Acquired intangible assets	30,874
Goodwill	31,359

Total assets acquired	81,166

Accrued expenses	(3,605)
Deferred revenue	(806)

Total liabilities assumed	(4,411)

Net assets acquired	$76,755

The values ascribed to acquired intangible assets and their respective future lives are as follows (in thousands):

	Intangible	Useful
	assets	life
Certificate of need authorizations	$24,414	Indefinite
Contracts and agreements	6,460	Indefinite

Total	$30,874

The Company expects that goodwill and intangible assets resulting from the acquisition will be deductible for income tax purposes. Wiregrass and Emerald Coast’s operations are included in the consolidated statements of income from the date of acquisition.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
On October 15, 2004, the Company acquired certain assets and liabilities of Statesboro HMA, Inc., a home healthcare provider in Georgia, and Louisburg HMA, Inc., a home healthcare provider in North Carolina, for a total cash purchase price, including acquisition costs, of $1,489,000. The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based on their respective fair values at the date of acquisition as follows (in thousands):

Accounts receivable, net	$395
Goodwill	1,276

Total assets acquired	1,671

Accrued expenses and other liabilities	(39)
Deferred revenue	(143)

Total liabilities assumed	(182)

Net assets acquired	$1,489

The Company expects that goodwill resulting from the acquisition will be deductible for income tax purposes. Operations of the acquired entities are included in the consolidated statements of income from the date of acquisition.

2005

On April 21, 2005, the Company acquired a hospice company located in Alabama for a total cash purchase price, including acquisition costs, of approximately $313,000. The acquisition was accounted for using the purchase method of accounting and the entire purchase price was allocated to goodwill.

On April 30, 2005, the Company acquired certain assets and liabilities of two home healthcare providers in Tennessee from Lebanon HMA, Inc. and Tullahoma HMA, Inc. for a total cash purchase price, including acquisition costs, of $2,732,000. The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based on their respective fair values at the date of acquisition as follows (in thousands):

Accounts receivable, net	$1,855
Acquired intangible assets	1,218

Total assets acquired	3,073

Accrued expenses and other liabilities	(56)
Deferred revenue	(285)

Total liabilities assumed	(341)

Net assets acquired	$2,732

(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
The acquired intangible assets are certificate of need authorizations and have an indefinite life. The Company expects that acquired intangible assets resulting from the acquisition will be deductible for income tax purposes. Operations of the acquired entities are included in the consolidated statements of income from the date of acquisition.

On June 30, 2005, the Company acquired the stock of Capital Health Management Group, Inc. and subsidiaries (Capital Health), a home healthcare provider in North Carolina, South Carolina, Georgia, Florida, Virginia, and West Virginia. The acquisition was made in order to expand the Company’s service area. The total purchase price, including transaction costs, amounted to $74,702,000 and was funded through a refinancing of the Company’s term note payable and revolving credit facility described in Note 8. The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based on their respective fair values at the date of acquisition as follows (in thousands):

Accounts receivable	$7,378
Other current assets	371
Property and equipment	1,037
Other noncurrent assets	115
Acquired intangible assets	56,247
Goodwill	36,654

Total assets acquired	101,802
Accounts payable	(1,448)
Accrued expenses	(1,877)
Obligations under capital leases	(376)
Deferred income taxes	(19,170)
Deferred revenue	(4,229)

Net assets acquired	$74,702

The values ascribed to acquired intangible assets and their respective future lives are as follows (in thousands):

	Intangible	Useful
	assets	life
Certificate of need authorizations	$51,478	Indefinite
Covenants not to complete	4,769	3 years

Total	$56,247

The purchase agreement contains a working capital adjustment provision, whereby an adjustment to the purchase price was made for changes in working capital through the transaction close date. On January 4, 2006, the Company agreed to pay Capital Health an additional $2,200,000 of purchase price under the working capital adjustment provision. This amount has been reflected in the Company’s December 31, 2005 purchase accounting above, and the amount due Capital Health is included in accrued expenses in the accompanying December 31, 2005 consolidated balance sheet.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003

The Company does not expect that goodwill and intangible assets resulting from the acquisition will be deductible for income tax purposes. Capital Health’s operations are included in the consolidated statements of income from the date of acquisition.

On June 30, 2005, the Company acquired the stock of RTCJ, Inc., a/k/a Midsouth Home Health of Gadsden (Midsouth Gadsden), a home healthcare provider in Alabama, for $5,838,000, consisting of $1,300,000 in cash, $4,500,000 in assumed notes payable, and $38,000 in acquisition costs. Immediately upon closing the acquisition, the Company paid off the assumed notes payable through a refinancing of the Company’s term note payable and revolving credit facility described in Note 8. The acquisition was made in order to expand the Company’s service area. Prior to acquisition by the Company, Midsouth Gadsden was owned by certain Company shareholders and had a management agreement with the Company (see Note 17). The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based on their respective fair values at the date of acquisition as follows (in thousands):

Cash	$521
Accounts receivable, net	893
Other current assets	17
Property and equipment	64
Deferred income taxes	104
Acquired intangible assets	2,620
Goodwill	2,664

Total assets acquired	6,883

Accounts payable and accrued expenses	(461)
Deferred revenue	(397)
Deferred income taxes	(187)

Total liabilities assumed	(1,045)

Net assets acquired	$5,838

The acquired intangible assets are certificate of need authorizations and have an indefinite life. The Company does not expect that intangible assets resulting from the transaction will be deductible for income tax purposes. Midsouth Gadsden’s operations are included in the consolidated statements of income from the date of acquisition.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
Unaudited pro forma consolidated results of operations of the Company for the years ended December 31, 2005, 2004, and 2003 are presented below. Such pro forma presentation has been prepared assuming that the 2004 and 2003 acquisitions described above were consummated as of January 1, 2003 and the 2005 acquisitions described above were consummated as of January 1, 2004:

	(Unaudited)
	2005	2004	2003
Pro forma net patient service revenue	$302,235	255,938	171,021
Pro forma net income	11,225	11,900	7,032
The pro forma amounts above reflect interest expense on the purchase price, assuming the 2004 and 2003 acquisitions were consummated as of January 1, 2003 and the 2005 acquisitions were consummated as of January 1, 2004, with interest calculated at the Company’s borrowing rate under its 2005 credit facility described in Note 8. The pro forma net income excludes the loss on debt extinguishments associated with the acquisitions described above and includes the fees associated with legal and other assistance not in the ordinary course of business included in the accompanying consolidated statements of income. The pro forma net income assumes an income tax provision at the Company’s consolidated tax rate for the respective year. The information presented above is for illustrative purposes only and is not indicative of either future operating performance or the results that would have been achieved if the acquisition had occurred as of the beginning of the Company’s 2004 or 2003 fiscal years.

(4)	Notes Receivable from Officers

On December 29, 2005, two of the Company’s officers exercised certain fully vested stock options and executed notes receivable to the Company for federal and state income taxes due upon exercise. The officer notes totaled $1,889,000, bear interest at 4.34%, and mature on the earlier of June 30, 2006 or the date the Company completes the Gentiva Merger. The taxes payable are included in accrued expenses in the accompanying December 31, 2005 consolidated balance sheet and were remitted by the Company in January 2006. On February 28, 2006, the Company completed the Gentiva Merger and the notes were repaid in full.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(5)	Property and Equipment

The components of property and equipment follow (in thousands):

	2005	2004
Land	$917	917
Buildings	3,093	3,093
Medical equipment held for rental	14,748	11,853
Computer hardware and software	5,158	3,067
Furniture and fixtures	5,615	2,633
Leasehold improvements	1,000	481
Transportation equipment	140	136

	30,671	22,180

Less accumulated depreciation and amortization	(14,055)	(9,965)

	$16,616	12,215

Depreciation and amortization of property and equipment totaled $4,328,000, $3,191,000, and $2,467,000 for the years ended December 31, 2005, 2004, and 2003, respectively.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(6)	Goodwill and Other Intangible Assets

The components of the Company’s other intangible assets follow (in thousands):

	2005	2004

Nonamortizing:
Trademarks and trade names	$1,350	1,350
Certificate of need authorizations	93,263	37,950
Copyrighted proprietary materials	300	300
Contracts and agreements	6,460	6,460

Total nonamortizing	101,373	46,060

Amortizing:
Customer relationships	5,050	5,050
Less accumulated amortization	(2,273)	(1,266)

Customer relationships, net	2,777	3,784

Covenants not to compete	5,019	250
Less accumulated amortization	(982)	(104)

Covenants not to compete, net	4,037	146

Total amortizing intangible assets	10,069	5,300
Total accumulated amortization	(3,255)	(1,370)

Total amortizing intangible assets, net	6,814	3,930

Total other intangible assets, net	$108,187	49,990

The weighted average amortization periods for amortizing other intangible assets at December 31, 2005 follow:

Weighted
average
amortization
period
Customer relationships	5 years
Covenant not to compete	3 years
Weighted average	4 years
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
Amortization of intangible assets totaled $1,888,000, $1,093,000, and $273,000 for the years ended December 31, 2005, 2004, and 2003, respectively. Amortization expense for future years ending December 31 is estimated to be as follows (in thousands):

2006	$2,662
2007	2,600
2008	1,552

Total	$6,814

The changes in the carrying amount of goodwill for the years ended December 31, 2005 and 2004 follow (in thousands):

Balance as of December 31, 2002	$13,259
Goodwill acquired	7,485

Balance as of December 31, 2003	20,744
Goodwill acquired	35,712
Purchase price adjustment (note 3)	(2,315)

Balance as of December 31, 2004	54,141
Goodwill acquired	39,631

Balance as of December 31, 2005	$93,772

(7)	Accrued Expenses

The components of accrued expenses follow (in thousands):

	2005	2004
Compensation and benefits	$11,422	7,772
Interest	1,561	1,021
Federal and state income taxes	402	952
Capital Health working capital settlement (note 3)	2,200	—
Legal settlement (note 16)	5,600	—
Tax withholdings under officers’ notes (note 4)	1,889	—
Other	3,535	1,091

	$26,609	10,836

(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(8)	Long-term Debt

Long-term debt consists of the following:

	2005	2004
	(In thousands)
Term A note payable; with quarterly principal payments of $3,750,000, plus interest at LIBOR plus 4.5% per annum due monthly (8.79% at December 31, 2005); remaining balance due June 30, 2010; secured by substantially all assets of the Company	$146,250	—
Term C note payable; with quarterly principal payments of $75,000, plus interest at LIBOR plus 10% per annum due monthly (14.29% at December 31, 2005); remaining balance due June 30, 2010; secured by substantially all assets of the Company	29,925	—
Revolving credit facility; with maximum borrowing capacity of $30,000,000, interest at LIBOR plus 4% due monthly (8.29% at December 31, 2005); matures June 30, 2010; secured by substantially all assets of the Company	6,067	—
Term A note payable; with monthly principal payments of $648,936, plus interest at LIBOR plus 4.5% per annum (6.79% at December 31, 2004); fully refinanced in 2005; secured by substantially all assets of the Company	—	27,904
Revolving credit facility; with maximum borrowing capacity of $30,000,000, interest at LIBOR plus 4% due monthly (6.29% at December 31, 2004); fully refinanced in 2005; secured by substantially all assets of the Company	—	20,746
Term B note payable; interest at LIBOR plus 10% due monthly (12.9% at December 31, 2004); fully refinanced in 2005; secured by substantially all assets of the Company	—	30,000
Series C Secured Notes; interest at LIBOR plus 13.25% due monthly (15.54% at December 31, 2004); annual principal payments of $1,300,000 commencing September 25, 2005; fully refinanced in 2005; secured by substantially all assets of the Company; subordinated to the term note payable and revolving credit facility	—	21,984
Original issue discount	—	(1,457)

	182,242	99,177
Less current portion	(182,242)	(9,087)

	$—	90,090

(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
2004 Refinancings

On July 29, 2004, in connection with the Wiregrass acquisition described in Note 3, the Company amended its existing term loan and revolving credit agreement with its senior lender (Senior Lender Agreement). The new agreement provided for a $30,500,000 Term A note, with monthly principal payments of $649,000 plus interest at LIBOR plus 4.5%, a $30,000,000 nonamortizing Term B note with monthly interest at LIBOR plus 10%, and a revolving credit agreement with maximum borrowing capacity of $30,000,000, limited to an amount based on the Company’s eligible accounts receivable, as defined by the agreement. Interest at LIBOR plus 4% is due monthly. The Senior Lender Agreement required a monthly commitment fee of 0.5% on the unused portion of the revolving credit facility, a 0.5% annual servicing fee on the average balance of the term and revolver loans, and an early termination fee should the loans be paid in full prior to July 29, 2006. The arrangement also required that the Company maintain a lockbox, whereby receipts into the lockbox would be automatically applied to the outstanding balance of the facility. However, the arrangement did not contain a “subjective acceleration clause” or other subjective provisions that allow the lender to unilaterally modify the contractual maturity of the facility and, therefore, all related amounts outstanding were classified as noncurrent in the accompanying consolidated balance sheet at December 31, 2004.

In connection with the Chattahoochee Valley acquisition described in Note 3, the Company assumed certain notes payable to an existing lender of the Company. On July 29, 2004, the Company amended its loan agreement and refinanced all its existing debt with that lender, issuing Series C Secured Notes Payable in the amount of $21,984,000. The Series C agreement provided for monthly interest payments at LIBOR plus 13.25%, with a Company elected option to defer payment on 1% interest per annum, calculated monthly. Any deferred interests amounts would be added to the outstanding principal balance for purposes of computing the subsequent month’s interest. During 2004, the Company elected to defer payment on approximately $94,000 of interest. The agreement required annual principal payments of $1,300,000 commencing September 25, 2005, with the remaining principal due on January 29, 2008. The Series C Secured Notes are subordinated to the Senior Lender Agreement.

Both the Senior Lender Agreement and the Series C Secured Notes Agreement described above were considered “substantial modifications” under the provisions of Emerging Issues Task Force (EITF) 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments. Under the substantial modification provisions of EITF 96-19, the original debt is considered extinguished, and therefore any existing deferred loan costs associated with the original agreements, any fees paid to the lenders in connection with the amended agreements, and any unamortized discount on the original agreements are recorded as loss on the extinguishment of the original debt. Upon modification of the agreements, the Company included a total of $2,675,000 of such amounts in the loss on extinguishment of debt, consisting of $773,000 of existing deferred loan costs, $1,159,000 of fees paid to the lenders in connection with the amended agreements, and $743,000 of remaining discount on the original debt. Fees paid to third parties in connection with the amended agreements were capitalized as deferred expenses and amortized over the respective terms of the new agreements.

Fees paid to both the lender and third parties associated with the amended revolving credit facility portion of the Senior Lender Agreement were capitalized in accordance with EITF 98-14, Debtor’s Accounting for Changes in Line-Of-Credit or Revolving-Debt Arrangements, and amortized over the term of the agreement.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
In connection with the 2004 amended loan agreements, the Company executed warrant agreements for 195,330 shares of Series A preferred stock of the Company at an exercise price of $0.01 per share. The Company recognized the estimated fair value of the warrants at the date of issuance of approximately $1,668,000 as a discount on respective credit agreements.

2005 Refinancing

On June 30, 2005, in connection with the Capital Health and Midsouth Gadsden acquisitions, the Company further amended its Senior Lender Agreement. The new agreement provided for a $150,000,000 Term A note, with quarterly principal payments of $3,750,000 plus monthly interest at LIBOR plus 4.5%, a $30,000,000 Term C note with quarterly principal payments of $75,000 plus monthly interest at LIBOR plus 10%, and a revolving credit agreement with maximum borrowing capacity of $30,000,000, with interest at LIBOR plus 4%, due monthly. The revised agreement eliminated the lockbox requirement with respect to the sweep of funds against the facility. The Senior Lender Agreement requires a commitment fee of 0.25% per annum on the unused portion of the revolving credit facility, and an early termination fee should the loans be paid in full prior to June 30, 2008. The proceeds of the amended Senior Lender Agreement were used to finance the Capital Health acquisition described in Note 3, repay in full the Company’s Series C Secured Notes Payable, repay in full the notes payable assumed in connection with the Midsouth Gadsden acquisition described in Note 3, repay in full the Medicare settlement amounts described in Note 10, repurchase certain shares of the Company’s issued and outstanding preferred stock, and redeem certain of its outstanding warrants as described in Note 12.

The modified Senior Lender Agreement described above was considered a “substantial modification” under the provisions of EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments. Upon modification of the agreements the Company included a total of $3,285,000 of such amounts in the loss on extinguishment of debt, consisting of $878,000 of existing deferred loan costs, $1,193,000 of fees paid to the lenders in connection with the amended agreements, and $1,214,000 of remaining discount on the original debt. Fees paid to third parties in connection with the amended agreements were capitalized as deferred expenses and amortized over the respective terms of the new agreements.

The Senior Lender Agreement is secured by substantially all assets of the Company and subjects the Company to various covenants typical of such agreements including (but not limited to) restrictions on the sale of assets, restrictions on the incurrence of new indebtedness, and maintenance of certain financial ratios.

Debt Classification

At December 31, 2005, as a result of certain actions taken by the Company in contemplation of the Gentiva Merger, the Company was in violation of certain covenants contained in the Senior Lender Agreement. As a result of these violations, all of the outstanding obligations under the Senior Lender Agreement are classified as current in the accompanying December 31, 2005 consolidated balance sheet. On February 28, 2006, in connection with the Gentiva Merger, all obligations outstanding under the Senior Lender Agreement, including a $2,023,000 prepayment penalty, were paid in full.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
Contractual maturities of long-term debt based on the terms contained in the Senior Lender Agreement for the years ending December 31 follow (in thousands):

2006	$15,300
2007	15,300
2008	15,300
2009	15,300
2010	121,042

Total	$182,242

(9)	Capital Lease Obligations

The Company leases certain equipment and software licenses under capital leases. The Company is required to pay certain taxes, insurance, and other expenses related to the leased property.

The following is a summary of property under capital leases included in the accompanying consolidated balance sheet at December 31, 2005 (in thousands):

Equipment and software licenses	$1,860
Less accumulated depreciation and amortization	(164)

$1,696

Future minimum lease payments required by capital leases and the net future minimum lease payments follow (in thousands):

2006	$701
2007	650
2008	398
2009	17
2010	2

Total	1,768
Less amount representing interest	(151)

Net future minimum lease payments	$1,617

(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(10)	Net Revenue

The Company has agreements with governmental and other third-party payors that provide for reimbursement to the Company at amounts different from its established rates. Contractual adjustments under third-party reimbursement programs represent the difference between the Company’s billings at established rates for services and amounts reimbursed by third-party payors. A summary of the basis of reimbursement with major third-party payors follows:
•	Medicare — Effective October 1, 2000, Medicare implemented a per-episode prospective payment system (PPS) for certain home healthcare services provided under its Part A program. Reimbursement for those services under the program prior to the implementation of PPS was limited to the lower of a prospectively determined per-beneficiary amount, allowable costs, or fees charged for services to program beneficiaries. Pre-PPS reimbursement was determined through the filing of annual cost reports, which are subject to audit and retroactive adjustment by the program intermediary or government agency. The Company’s cost reports have been audited and settled for all cost reporting fiscal years through December 31, 2004.

Medicare payments for hospice services are based on prospective rates, subject to an annual cap amount. The hospice cap period runs from November 1 of each year through October 31 of the following year. Payments in excess of the cap amount must be returned by the Company to Medicare. The cap amount is calculated by multiplying the number of Medicare beneficiaries electing hospice care during the period by a statutory amount (multiplier) that is indexed for inflation. During 2005, the Company recorded a Medicare cap contractual adjustment totaling $895,000 for payments in excess of the annual cap amount. As part of the Wiregrass acquisition in 2004, the seller retained liability for any excess payments to Medicare prior to the purchase date.

Other services provided under the Medicare program are paid at predetermined rates per type of service.

The Company was obligated for certain prior Medicare settlements pursuant to agreed-upon repayment programs, based on various repayment periods up to 36 months. Amounts owed under these programs at December 31, 2004 totaled $3,601,000. All outstanding amounts were paid during 2005, with the proceeds from the amended Senior Lender Agreement described in Note 8.

Revenue from the Medicare program for home healthcare services reimbursed under PPS accounted for approximately 58%, 54%, and 54% of the Company’s net revenue for the years ended December 31, 2005, 2004, and 2003, respectively. Total revenue from the Medicare program for all services accounted for approximately 81%, 72%, and 60% of the Company’s net revenue for the years ended December 31, 2005, 2004, and 2003, respectively.

•	Medicaid — Reimbursement under the Medicaid program is generally limited to prospectively determined rates per type of service provided. Revenue from the Medicaid program accounted for approximately 9%, 8%, and 6% of the Company’s net revenue for the years ended December 31, 2005, 2004, and 2003, respectively.

•	Blue Cross — The Company has an agreement with Blue Cross which provides for capitation rates per member per month, with certain services reimbursed separately under agreed-upon rates.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
The Company has also entered into payment arrangements with certain commercial insurance carriers and preferred provider organizations. Payment methodologies under these agreements include prospectively determined rates per visit and discounts from established rates.
The Company grants credits to patients, all of whom reside in the Company’s service areas. The Company generally does not require collateral or other security in extending credit to patients; however, it routinely obtains assignment of (or is otherwise entitled to receive) patients’ benefits payable under their health insurance program, plans, or policies (e.g., Medicare, Medicaid, Blue Cross, and commercial insurance policies). Approximately 75% and 66% of the accounts receivable as of December 31, 2005 and 2004, respectively, represent amounts due from the Medicare and Medicaid programs.

(11)	Leases

The Company leases office space and certain equipment under operating leases. Future minimum lease payments under noncancelable operating leases with terms of one year or more consist of the following at December 31, 2005 (in thousands):

2006	$4,961
2007	4,298
2008	3,284
2009	2,992
2010	2,446

Total minimum lease payments	$17,981

Rent expense amounted to approximately $7,691,000, $4,023,000, and $3,240,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

(12)	Stockholders’ Equity

During 2003, the Company changed its Series A Preferred Stock to Series A Convertible Preferred Stock (Preferred Stock) and increased the number of authorized shares of common stock to 7,000,000.

The holders of the Preferred Stock have the right, at their option, to convert any or all of their shares on a one-for-one basis into shares of Common Stock. In addition, shares of Preferred Stock are automatically
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
converted to shares of Common Stock upon the closing of a public offering of the common stock of the Company involving at least $25,000,000 in aggregate proceeds.

The holders of the Preferred Stock are entitled to dividends only when and if such dividends are declared by the board of directors of the Company, out of any assets legally available. If dividends are declared on Common Stock, holders of the Preferred Stock are entitled to an equal dividend as if their shares were converted to Common Stock.

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Preferred Stock are entitled to receive, upon distribution of the Company’s assets, and before any payment is made to any holders of shares of Common Stock, an amount equal to the original purchase price paid for each such share of Preferred Stock plus accrued but unpaid dividends, if any. Thereafter, holders of the Preferred Stock are entitled to participate in the distribution of any remaining assets as if their shares were converted to Common Stock. If, upon such liquidation, dissolution, or winding up of the Company, the assets distributable among the holders of the Preferred Stock are insufficient to permit the payment in full to such holders, then the Company’s assets shall be applied and distributed ratably among the holders of the Preferred Stock. Thereafter, holders of the Preferred Stock are entitled to participate in the distribution of any remaining assets as if their shares were converted to Common Stock.

The holders of Preferred Stock are entitled to vote on all matters on which the holders of Common Stock have the right to vote, as if their Preferred Stock shares were converted to Common Stock. The holders of Common Stock are entitled to one vote per share.

In September 2003, in connection with the issuance of the Series A and Series B Secured Notes, a warrant agreement was executed for 143,414 shares of Preferred Stock of the Company at an exercise price of $0.01 per share. The fair value of the warrant, which expires in September 2013, totaled approximately $892,000 and was recorded as an original issue discount on the related debt.

In July 2004, in connection with amendments to the Company’s loan agreements described in Note 8, the Company executed warrant agreements for 195,330 shares of Series A Preferred Stock of the Company at an exercise price of $0.01 per share. The fair value of the warrants, which expire in 2014, totaled $1,668,000 and was recorded as an original issue discount on the related debt.

In July 2004, the Company received 35,359 shares of Series A preferred stock from one of its stockholders and simultaneously executed a warrant agreement for 35,359 shares of Series A preferred stock at an exercise price of $0.01 per share.

On June 30, 2005, in connection with the refinancing described in Note 8, the Company repurchased certain preferred stock shares and warrants held by the lenders associated with the Series C Secured Notes described in Note 8. A total of 36,715 shares of its issued and outstanding Series A preferred stock were repurchased for $979,000 in cash, and warrant agreements for a total of 222,590 shares of Series A preferred stock were redeemed for $5,909,000 in cash.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(13)	Stock Option Plan

The Company sponsors a stock option plan (the Plan) pursuant to which the Company’s board of directors may grant stock options to directors, officers, and key employees. The Plan was amended in 2004 to authorize grants of options to purchase up to 834,800 shares of authorized but unissued common stock. All options granted under the Plan were granted with an exercise price not less than the fair market value of the underlying stock at the date of grant as determined in consultation with independent appraisers. All stock options have 10-year terms and portions vest and become exercisable at certain dates and when the Company meets specified financial goals.

Stock option activity for the years ended December 31, 2005, 2004, and 2003 follows:

	2005		2004		2003
		Weighted		Weighted		Weighted
		average		average		average
	Number of	exercise	Number of	exercise	Number of	exercise
	shares	price	shares	price	shares	price
Outstanding — January 1	737,216	$3.42	559,750	$1.75	461,500	$0.01
Granted	80,000	12.00	177,466	8.60	122,000	8.60
Canceled	(16,000)	3.32	—	—	(23,750)	3.63
Exercised	(142,334)	0.01	—	—	—	—

Outstanding — December 31	658,882	$5.16	737,216	$3.42	559,750	$1.75

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options outstanding			Options exerciseable
		Weighted average			Weighted
		Remaining			average
Exercise	Number of	contractual	Exercise	Number of	exercise
price	shares	life	price	shares	price
$0.01	295,416	6.17	$0.01	295,426	$0.01
8.60	283,466	8.01	8.60	116,166	8.60
12.00	80,000	9.25	12.00	20,000	12.00

	658,882		$5.16	431,592	$2.33

(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(14)	Income Taxes

Income tax expense consists of the following (in thousands):

	2005	2004	2003
Current:
Federal	$3,210	655	338
State	447	176	76

Total current	3,657	831	414

Deferred:
Federal	721	1,944	2,436
State	84	89	457

Total deferred	805	2,033	2,893

Total income tax expense	$4,462	2,864	3,307

Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34% to income before income taxes as a result of the following (in thousands):

	2005	2004	2003
Computed “expected” tax expense	$4,024	2,541	2,234
State income taxes, net of federal income tax benefit	512	298	263
Consolidated earnings from not-for-profit affiliate	(230)	(352)	—
Changes in estimates for prior year items	—	254	486
Provision in excess of that currently required	53	68	285
Other, net	103	55	39

	$4,462	2,864	3,307

(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities follow (in thousands):

	2005	2004
Deferred tax assets:
Accounts receivable, principally due to allowance for doubtful accounts	$1,229	1,856
Accrued expenses, principally due to deferral for income purposes tax reporting	3,349	220
Goodwill and other intangible assets	379	248
Deferred expenses	36	326
Net operating loss and other carryforwards	—	121

Total deferred tax assets	4,993	2,771

Deferred tax liabilities:
Goodwill and other intangible assets	(24,702)	(2,306)
Property and equipment, principally due to differences in depreciation	(1,450)	(913)

Total deferred tax liabilities	(26,152)	(3,219)

Net deferred tax liability	$(21,159)	(448)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon levels of historical taxable income and projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences at December 31, 2005. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income (among other associated judgments) are reduced.

(15)	Retirement Plans

The Company sponsors a defined contribution benefit plan that covers substantially all of its employees. Upon meeting certain eligibility requirements, employees may make specified contributions to the plan and the Company may, at its discretion, match a portion of employee contributions. Total expense under the plan amounted to $1,029,000, $590,000, and $360,000 for the years ended December 31, 2005, 2004, and 2003, respectively.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(16)	Contingencies

The Company’s professional and general liability insurance is provided through a claims-made policy. Should the claims-made policy not be renewed or replaced with equivalent insurance, claims based on occurrences during its term, but reported subsequently, would be uninsured. Effective February 1, 2004, the Company modified its prior claims-made coverage and changed from a nominal per-claim deductible to a high-deductible form. The Company’s self-insured retention under the new policy form totals $500,000 per claim. The Company routinely evaluates its reported claims inventories and all incidents accumulated through its comprehensive incident reporting system for losses under its professional and general liability insurance program. Based on prior history, reviews as described, and consultation with legal counsel and insurance advisors, the Company has concluded that no outstanding claims or incidents meet the accounting criteria for loss accrual as of December 31, 2005 or 2004. This conclusion is necessarily based on estimates and judgments which are subject to change as associated matters evolve and as further information becomes known, and therefore current estimates could change materially in the near term. In any event, management believes that ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations. The Company’s current coverage expired in April 2006. Upon completion of the Gentiva Merger on February 28, 2006 personal coverage was obtained by relevant Company prior shareholders with respect to exposures not assumed by Gentiva.

In October 2001, certain previous shareholders of Healthfield Holdings, Inc. (the former holding company of certain subsidiaries of the Company) filed a lawsuit contending a wrongful freeze-out with respect to the acquisition of the stock of Healthfield, Inc. by the Company. After extensive discovery and motions, in November 2004 the court granted the Company’s motion for summary judgment on the majority of the claims in the lawsuit. In December 2004, the plaintiffs appealed the summary judgment ruling. In November 2005, the parties reached a settlement agreement, whereby the Company agreed to pay $5,600,000 as full settlement under the lawsuit. This amount was paid in January 2006 and is included in accrued expenses at December 31, 2005 in the accompanying consolidated balance sheet. The settlement amount is included in other expense in the related consolidated statement of income.

Also, during fiscal 2002, the Company was informed by its insurance carrier that this lawsuit may not be covered by the Company’s related insurance policy. The Company is currently in discussions with the insurance carrier and has filed suit against its insurance broker contesting the carrier’s position. The Company believes that amounts expended in defense of this matter are due from its insurance carrier, but any amounts recoverable from the carrier are subject to successful resolution of the related policy coverage dispute. While the Company is vigorously contesting the carrier’s coverage decision, no assurances can be given that the Company will be successful in its efforts.

During the years ended December 31, 2005, 2004, and 2003, the Company paid approximately $556,000, $712,000, and $2,351,000, respectively, in related legal fees, which are included in other expense in the accompanying consolidated statements of income.
(Continued)

THE HEALTHFIELD GROUP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2005, 2004, and 2003
(17)	Related Party Transactions

In 2003, the Company had a note payable to a related party, RT Leasing. Certain Company shareholders are owners of RT Leasing. As a result of the Company entering into the Senior Lender Agreement in 2003, an additional $133,000 was due to RT Leasing. This amount was added to the note payable in fiscal 2003. The note was paid in full during 2004.

During 2005, the Company leased certain equipment and the related services from RT Leasing under an operating lease agreement. Total payments made during 2005 under the lease amounted to $879,000.

In February 2002, the Company entered into a management agreement with a home healthcare agency owned by certain Company shareholders. The Company’s compensation for management services is based on a percentage of accounts receivable collections. On July 20, 2004, as described in Note 3, the Company purchased the outstanding stock of the home healthcare agency. As of the date of the acquisition, the agency became a wholly owned subsidiary of the Company. Prior to the acquisition, the Company recorded management fee revenue of approximately $227,000 for the seven months ended July 31, 2004 and $315,000 for the year ended December 31, 2003, which is included in other income in the accompanying consolidated statements of income.

In July 2004, the Company entered into a management agreement with another home healthcare agency owned by certain Company shareholders. The Company was compensated for management services based on a percentage of net revenues of the agency. On June 30, 2005, as described in Note 3, the Company purchased the outstanding stock of the home healthcare agency. As of the date of the acquisition, the agency became a wholly owned subsidiary of the Company. Prior to the acquisition, the Company recorded management fee revenue of approximately $185,000 and $131,000 during the years ended December 31, 2005 and 2004, respectively, which is included in other income in the accompanying consolidated statements of income. At December 31, 2004, there was approximately $198,000 due to the Company for services provided under the management agreement and other expenses paid by the Company on behalf of the home healthcare agency.